                                                                    EXHIBIT 3.25

                            ARTICLES OF INCORPORATION

                                       OF

                      ST. JOSEPH/S.E.D. LABORATORIES, INC.

         The undersigned, acting as incorporator of the corporation under the New Mexico Business Corporations Act, adopts the following Articles of Incorporation for such corporation:

                                    ARTICLE I

         The name of the corporation is ST. JOSEPH/S.E.D. LABORATORIES, INC.

                                   ARTICLE II

         The period of the corporation's duration is perpetual.

                                   ARTICLE III

         The purpose for which the corporation is organized is to provide laboratory services and engage in other related business activities within the State of New Mexico.

                                   ARTICLE IV

         The aggregate number of shares which the corporation shall have authority to issue is fifty thousand (50,000) shares of common stock, of par value of One and No/100 Dollar ($1.00) par share.

                                    ARTICLE V

         There are no provisions granting preemptive rights.

                                   ARTICLE VI

         The affairs of the corporation shall be conducted by a Board of Directors of not less than three (3) members and such officers as the Board of Directors may appoint or elect. Provisions for the regulation of the internal affairs of the corporation will be contained in the By-laws to be adopted by the directors at their first meeting.

                                  ARTICLE VII

         The address of the initial registered office of the corporation is 500 Walter, NE - Suite 500, Albuquerque, New Mexico 87102 and the name of its initial registered agent is S. Victor Savino, M.D.

                                  ARHCLB VIII

         The number of directors constituting the initial Board of Directors of the corporation is four (4) and the names of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors ace elected and shall qualify are:

                  John M. Kirk
                  400 Walter, NE
                  Albuquerque, New Mexico 87102

                  Richard F. Rail
                  400 Walter, NE
                  Albuquerque, New Mexico 87102

                  S. Victor Savino, M.D.
                  500 Walter, NE - Suite 500
                  Albuquerque, New Mexico 87102

                  David W. Dain, M.D.
                  500 Walter, NE - Suite 500
                  Albuquerque, New Mexico 87102.

                                   ARTICLE IX

         The name and address of the incorporator is D. James Sorenson, 400 Walter, NE, Albuquerque, New Mexico 87102.

                                                     /s/ D. James Sorenson
                                                     ---------------------------
                                                     D. JAMES SORENSON

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STATE OF NEW MEXICO    )
                       )  SS
COUNTY OF BERNALILLO   )

         The foregoing instrument was acknowledged before me this 11th day of March, 1987, by D. JAMES SORENSON.

                                                     /s/ [ILLEGIBLE]
                                                     ---------------------------
                                                     NOTARY PUBLIC

My commission expires:
12/26/90

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

                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                         BY DESIGNATED REGISTERED AGENT

TO:      The State Corporation Commission
         State of New Mexico

STATE OF NEW MEXICO    )
                       )  SS
COUNTY OF BERNALILLO   )

         On this 10th day of March, 1987, before me, a Notary Public in and for the State and County aforesaid, personally appeared S. VICTOR SAVINO, M.D., who is to me known to be the person and who, being by me duly sworn, acknowledged to me that he does hereby accept his appointment as the initial registered agent of ST. JOSEPH/S.E.D. LABORATORIES, INC.

                                                     /s/ S. VICTOR SAVINO
                                                     ---------------------------
                                                     S. VICTOR SAVINO, M.D.
                                                     Registered Agent

Subscribed and sworn to before me this 10th day of March, 1987.

                                                     /s/ LINDA L. FOUST
                                                     ---------------------------
[NOTARY PUBLIC STATE OF NEW MEXICO SEAL]                  NOTARY PUBLIC

                  [GREAT SEAL OF THE STATE OF NEW MEXICO 1912]

                                  OFFICE OF THE
                          PUBLIC REGULATION COMMISSION

                            CERTIFICATE OF AMENDMENT

                                       OF

                      AHS S.E.D. MEDICAL LABORATORIES, INC.

                                     3248069

         The Public Regulation Commission certifies that duplicate originals of the Articles of Amendment attached hereto, duly signed and verified pursuant to the provisions of the
                            BUSINESS CORPORATION ACT
                        (53-11-1 to 53-18-12 NMSA 1978)
have been received by it and are found to conform to law.

         Accordingly, by virtue of the authority vested in it by law, the Public Regulation Commission issues this Certificate of Amendment and attaches hereto a duplicate original of the Articles of Amendment.

Dated: SEPTEMBER 26, 2002

                           In testimony whereof, the Public Regulation of the State of New Mexico has caused this certificate to be signed by its Chairman and the seal of said Commission to affixed at the City of Santa Fe.

                                                     /s/ [ILLEGIBLE]
                                                     ---------------------------
                                                           Chairwoman

                                                     /s/ [ILLEGIBLE]
                                                     ---------------------------
                                                          Bureau Chief

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                      ST. JOSEPH/S.E.D. LABORATORIES, INC.

Pursuant to the provisions of Section 53-13-4, NMSA 1978, the undersigned corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

                                    ARTICLE I

         The corporate name of the corporation is ST. JOSEPH/S.E.D. LABORATORIES, INC. and the NMSCC # is 1345149.

                                   ARTICLE II

         The following amendment to Article I of the Articles of Incorporation was adopted by the shareholders of the corporation on September 9, 2002, in the manner prescribed by the New Mexico Business Corporation Act:

         "The name of the corporation is AHS S.E.D. Medical Laboratories, Inc."

                                   ARTICLE III

         The number of shares of the corporation outstanding at the time of such adoption was 50,000 and the number of shares entitled to vote thereon was 50,000.

                                   ARTICLE IV

         The number of shares voting for such amendments was 50,000. No shares voted against the amendments.

DATED: 09/23/02

                                            ST. JOSEPH/S.E.D. LABORATORIES, INC.

                                            By /s/ William P. Barnes
                                               ---------------------------------
                                               William P. Barnes
                                               Senior Vice President

                                            AND

                                                /s/ Stephen C. Petrovich
                                                --------------------------------
                                                Stephen C. Petrovich
                                                Secretary

Under penalty of perjury, the undersigned declares that the foregoing document executed by the corporation and that the statements contained therein are true and correct to the best of my knowledge.

                                                /s/ Stephen C. Petrovich
                                                --------------------------------
                                                Stephen C. Petrovich
                                                Secretary

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